UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO		64108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (816) 237-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, Brett A. Monger, the Vice President, Controller and Chief Accounting Officer of Novation Companies, Inc. (the “Company”), was terminated from his positions with the Company. In connection with his termination, on April 1, 2016, Mr. Monger and the Company entered into a Severance Agreement and General Release that upon its effectiveness provides for certain releases by Mr. Monger of, and certain other commitments to, the Company, and for a lump sum payment to Mr. Monger equal to 10 months of his annual base salary, or $100,000.  Mr. Monger was provided with severance in exchange for, among other things, his releases and in recognition of his long service to the Company and his efforts in connection with the sale of Corvisa and providing transitional support to the buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: April 7, 2016	By:	/s/ Rodney E. Schwatken
		Name:	Rodney E. Schwatken
		Title:	Chief Executive Officer